UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2008

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2008, the Board of Directors of ICO, Inc. (the “Company”) approved “periodic” awards of restricted shares (“Restricted Shares”) of the Company’s common stock (“Common Stock”), pursuant to the terms of the Company’s 2008 Equity Incentive Plan for Non-Employee Directors (the “Plan”).  The number of “periodic” Restricted Shares awarded to a non-employee director and the vesting date corresponds to the director’s term of office.

Awards to Class II Directors:
The Class II non-employee directors, whose terms expire at the 2011 Annual Meeting of Shareholders, are Daniel R. Gaubert, Kumar Shah and Warren W. Wilder.  The Restricted Shares awarded to these Class II non-employee directors have terms including the following:

Number of Shares:                                   12,900*
Date of Grant:                                           April 1, 2008
Vesting Date:                                           February 1, 2011

*12,900 is the number of shares of Common Stock having a fair market value (“FMV,” as defined in the Plan) on the Date of Grant equal to $90,000, rounded up to the nearest 100 shares.

Awards to Class I Directors:
The Class I non-employee directors, whose terms expire at the 2010 Annual Meeting of Shareholders, are Gregory T. Barmore and Charles T. McCord, III.  The Restricted Shares awarded to these Class I non-employee directors have terms including the following:

Number of Shares:                                   8,600*
Date of Grant:                                           April 1, 2008
Vesting Date:                                           February 1, 2010

*8,600 is the number of shares of Common Stock having a FMV on the Date of Grant equal to $60,000, rounded up to the nearest 100 shares.

Awards to Class III Directors:
The Class III non-employee directors, whose terms expire at the 2009 Annual Meeting of Shareholders, are Eric O. English and David E. K. Frischkorn, Jr.  The Restricted Shares awarded to these Class III non-employee directors have terms including the following:

Number of Shares:                                   4,300*
Date of Grant:                                           April 1, 2008
Vesting Date:                                           February 1, 2009

*4,300 is the number of shares of Common Stock having a FMV on the Date of Grant equal to $30,000, rounded up to the nearest 100 shares.

At the Company’s 2008 Annual Meeting of Shareholders on March 11, 2008, the Company’s Shareholders approved an amendment and restatement of the Plan, pursuant to which, among other things: (a) the Plan now allows for awards of Restricted Shares to non-employee directors (previously stock options were the only form of equity-based compensation that could be awarded to the Company’s non-employee directors from the Company’s equity incentive plans); and (b) the Plan no longer provides for “automatic” annual stock option awards to non-employee directors on the first business day after each Annual Meeting of Shareholders.  The structure of the “periodic” Restricted Share awards reflects the Board’s current intention that the periodic stock-based incentive compensation to non-employee directors be awarded at or shortly after the time the director is elected to the Board, with vesting near the end of such director’s term of office (which term is generally three years, unless a director is elected to fill a vacancy on the Board or in other exceptional circumstances).  After this initial award of unequal amounts of Restricted Shares to each non-employee director, the Board’s intention is that periodic awards only be made at the outset of the director’s term, rather than on an annual basis.

In addition to the period Restricted Share awards summarized above, the Board approved a discretionary Restricted Share award to the Company’s non-executive Chairman of the Board, Gregory T. Barmore, with terms including the following:

Number of Shares:                                   9,000
Date of Grant:                                           April 1, 2008
Vesting Date:                                           August 13, 2010

With regard to both the “periodic” awards and the discretionary award to Mr. Barmore described above, in the event that the non-employee director is not serving on the Board on the applicable Vesting Date, all Restricted Shares awarded shall be forfeited, except in the case of the death or “permanent disability” (as defined in the Plan) of the non-employee director, or in other exceptional circumstances to the extent authorized or permitted under the Plan.  Each award of Restricted Shares to the non-employee directors named above is subject to the terms of a Restricted Stock Agreement between the director and the Company, substantially in the form furnished as Exhibit 10.1 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Restricted Stock Agreement (form)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: April 3, 2008	By:	/s/ Bradley T. Leuschner
	Name:	Bradley T. Leuschner
	Title:	Chief Financial Officer and Treasurer